UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2016

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of International Paper Company (the “Company”) adopted the Company’s 2016 Management Incentive Plan (the “2016 MIP”), the Company’s annual, cash-based incentive compensation plan. The 2016 MIP reflects a change to the Company performance metrics and their relative weighting from the prior-year plan: 70% Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) (from 50% Cash Flow from Operations); and 30% Return on Invested Capital (“ROIC”) (from 50% ROIC). All other aspects of the 2016 MIP remain materially consistent with the prior-year plan. The 2016 MIP is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2016, the Board of the Company adopted an amendment to the Company’s By-Laws, effective immediately, to implement proxy access for eligible stockholders.

Article II, Section 10 was added to the By-Laws to permit a stockholder, or a group of up to 20 stockholders, that has owned at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials up to the greater of two directors and 20% of the number of the Company’s directors then in office, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The By-Laws were also amended to make certain other technical and conforming revisions.

The foregoing description of the amendment to the Company’s By-Laws is qualified in its entirety by reference to the Company’s By-Laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number	Description

3.1	By-Laws, as amended through February 9, 2016

99.1	2016 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: February 10, 2016	By:	/s/ SHARON R. RYAN
	Name:	Sharon R. Ryan
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-Laws, as amended through February 9, 2016

99.1	2016 Management Incentive Plan

E-1